Exhibit 99

         Journal Communications Reports SecondQuarter Results

    MILWAUKEE--(BUSINESS WIRE)--July 23, 2007--Journal Communications (NYSE:JRN) today announced results for its second quarter ended July 1, 2007. Note that unless otherwise indicated, all comparisons are to the second quarter ended June 25, 2006. Both quarters contained 91 days.

    For the second quarter 2007, revenue from continuing operations of $147.5 million decreased 4.3% compared to $154.0 million. Earnings from continuing operations were $12.7 million compared to $12.5 million, an increase of 1.5%.

    Net earnings were $14.2 million compared to net earnings of $15.2 million. In the second quarter 2007, Journal Communications recorded a $1.4 million gain, net of tax, from discontinued operations related to the announced divestitures of its Ohio, New England and Louisiana community publishing clusters.

    Basic and diluted earnings per share from continuing operations were $0.19 for both, compared to $0.18 and $0.17, respectively. Basic and diluted earnings per share from discontinued operations were $0.03 and $0.02, respectively, compared to $0.04 for both. Basic and diluted net earnings per share were $0.22 and $0.21 respectively, for both the second quarters 2007 and 2006.

    Note that in the second quarter 2007, Journal Communications' diluted earnings per share from continuing operations were impacted favorably by $0.01 from the gain on the sale of our Hartland, Wisconsin printing facility and that diluted earnings per share from discontinued operations were impacted favorably by $0.02 from the gain on the sale of our Ohio community publishing and printing operations. In the second quarter 2006, a number of unusual items -- including a litigation settlement and related expenses, offset by a pension plan curtailment gain and insurance proceeds -- had a net negative impact of $0.02 on diluted earnings per share from continuing operations.

    Note that second quarter 2007 financial results compared to 2006 -- adjusted for the second quarter 2006 revenue reduction of $5.1 million due to a litigation settlement and the second quarter 2006 unfavorable impact on consolidated operating earnings from the litigation settlement, offset by positive adjustments for a pension curtailment gain and insurance proceeds of an aggregate $3.0 million ($3.6 million on publishing operating earnings) -- would have been as follows:

    --  Revenue from continuing operations of $147.5 million, down
        7.3%

    --  Earnings from continuing operations of $12.7 million, down
        11.2%

    --  Net earnings of $14.2 million, down 17.0%

    --  Publishing revenues of $67.6 million, down 7.4%

    --  Publishing operating earnings of $10.2 million, down 6.1%

    "We experienced a challenging second quarter," said Steven J. Smith, chairman and chief executive officer of Journal Communications. "We recorded declines in retail advertising and employment and real estate classified advertising in publishing and posted softer-than-expected auto advertising across our broadcast markets. We continue to manage costs carefully in all of our businesses while also investing for growth.

    "We were encouraged by the Milwaukee Journal Sentinel's continued increase in interactive revenue, which was up almost 47% to $3.4 million in the quarter. Journal Sentinel's recently announced strategic agreement with Monster(R) is another example of our commitment to driving online initiatives and pursuing new revenue streams. In the broadcast group, interactive revenue also continues its positive growth trajectory, reaching almost $700,000 in the second quarter.

    "In television, we were pleased with our May sweep results at a number of our stations, especially the gains in news at KGUN-TV in Tucson and KFTX-TV in Ft. Myers. In the radio group, although revenues were essentially flat and operating earnings were down, we did see double-digit increases in both revenue and operating earnings at our Knoxville, Boise and Springfield clusters. Our printing services business, IPC, also continues to deliver improved operating earnings.

    "The divestiture of our New England, Ohio and Louisiana publishing and printing businesses will allow us to concentrate on growing our community newspaper and shopper business in our Wisconsin and Florida markets.

    Consolidated

    For the second quarter, revenue from continuing operations of $147.5 million decreased 4.3% compared to $154.0 million. Operating earnings decreased 8.2% to $22.7 million. Operating earnings margin was 15.4% compared to 16.1%. EBITDA (net earnings excluding the gain from discontinued operations, net; total other expense, net; provision for income taxes; depreciation; and amortization) of $30.0 million decreased 5.9% compared to $31.9 million.

    Publishing

    For the second quarter, publishing revenue from continuing operations decreased 0.5% to $67.6 million compared to $67.9 million. In part, this reflected continued weakness in classified and retail advertising at both the daily newspaper and the community newspapers and shoppers, partially offset by the revenue reduction of $5.1 million from the litigation settlement in second quarter 2006. The revenue decline at our community newspapers and shoppers division largely reflects certain revenue previously reported within the division that is now reported under the daily newspaper, as well as the change to a free distribution model of our Milwaukee-area community newspapers. Total interactive advertising revenue at the daily newspaper increased 46.9% to $3.4 million compared to $2.3 million.

    Publishing operating earnings increased 40.3% from $7.3 million to $10.2 million, including a $0.9 million gain on the sale of the Hartland facility. In the second quarter 2006, publishing operating earnings were negatively impacted by an aggregate $3.6 million from the litigation settlement, offset by favorable adjustments for a pension curtailment gain and insurance proceeds.

    Broadcasting

    For the second quarter, broadcasting revenue decreased 4.1% to $56.0 million compared to $58.5 million. Political and issue advertising revenue was $0.5 million in the second quarter 2007 and $1.7 million in the second quarter 2006. Broadcasting operating earnings of $11.3 million were down 30.1% compared to $16.2 million, in part reflecting higher payroll, syndication and other program costs and the impact from last year's favorable adjustment for the pension curtailment gain.

    For the second quarter, revenue from television stations decreased 6.4% to $34.0 million compared to $36.3 million. Operating earnings from television stations decreased 35.4% to $6.0 million compared to $9.4 million.

    For the second quarter, revenue from radio stations of $22.0 million was down 0.5% compared to $22.2 million. On a same-station basis (excluding revenue generated by KBBX-FM, which was sold in September 2006 and KOMJ-AM, which was sold earlier this year), radio revenue increased 1.6%. Operating earnings from radio stations of $5.3 million decreased 22.7%. On a same-station basis, radio operating earnings decreased 19.8%.

    Printing Services

    For the second quarter, revenue from printing services decreased 1.0% to $16.5 million from $16.7 million, largely due to the expected decline in revenue from computer-related customers. Operating earnings from printing services increased 97.9% to $1.0 million compared to $0.5 million due to production efficiencies and the change in business mix.

    Other

    For the second quarter, revenue for "Other" of $7.4 million decreased 33.0% compared to $11.0 million reflecting softness in the mailing services part of our direct marketing business. "Other" operating earnings were $0.2 million compared to $0.8 million, primarily due to the adjustment of an incentive compensation accrual in the second quarter 2006.

    Discontinued Operations

    The operating results of the New England, Ohio and Louisiana community publishing and printing clusters and Norlight (our former telecommunications subsidiary which was sold in February 2007) are classified as discontinued operations, net of tax. For the second quarter 2007, the gain from discontinued operations was $1.4 million, which included a gain on the sale of the Ohio publishing operations of $1.3 million and the impact of second quarter 2007 operating results of $0.1 million. This compares to a gain of $2.7 million. Note that the gain associated with the sales of the Louisiana and New England operations will be recorded in the quarter in which each transaction is closed.

    Non-Operating Items

    For the second quarter, other expense, which primarily consists of interest expense, decreased $1.9 million to $2.0 million compared to $3.9 million. The decrease is attributable in large part to a decrease in debt outstanding, which was reduced with the proceeds from the sale of Norlight.

    Stock Repurchase Program

    During the second quarter 2007, the Company repurchased 533,600 of its class A shares. Through July 1, 2007, the Company had repurchased a total of 8,949,100 class A shares.

    Third Quarter 2007 Outlook

    For the third quarter 2007, Journal Communications currently anticipates that its publishing revenues will be down compared to the prior year, reflecting continued advertising revenue challenges. We expect radio revenue to be down slightly, reflecting $0.4 million in political and issue advertising generated in the third quarter 2006 and the sale of KBBX-FM in the fall of 2006 and KOMJ-AM in early 2007. We also expect television revenue to be down due to challenging comparables which include $3.8 million in political and issue advertising generated in the third quarter 2006.

    Webcast of Conference Call

    A live webcast of the second quarter conference call will be accessible through www.journalcommunications.com/investors beginning at 10:00 a.m. CT this morning. An archive of the webcast will be available on this site today through August 6. To access the call, dial (800) 261-3417 (domestic) or (617) 614-3673 (international) at least 10 minutes prior to the scheduled 10:00 a.m. CT start. The access code for the conference call is 69680791. Replays of the conference call will be available July 23 through July 25. To hear the replay, dial (888) 286-8010 (domestic) or (617) 801-6888
(international) at least one hour after the completion of the call. The access code for the replay is 19620185.

    Forward-looking Statements

    This press release contains certain forward-looking statements related to our businesses that are based on our current expectations. Forward-looking statements are subject to certain risks, trends and uncertainties, including changes in advertising demand and other economic conditions that could cause actual results to differ materially from the expectations expressed in forward-looking statements. All forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Our written policy on forward-looking statements can be found on page 1 of our most recent Annual Report on Form 10-K as filed with the Securities and Exchange Commission.

    About Journal Communications

    Journal Communications, Inc., headquartered in Milwaukee, Wisconsin, was founded in 1882. We are a diversified media company with operations in publishing, radio and television broadcasting, interactive media and printing services. We publish the Milwaukee Journal Sentinel, which serves as the only major daily newspaper for the Milwaukee metropolitan area, and 61 community newspapers and shoppers in six states. Upon the completion of the sale of the New England operations, we will publish 44 community newspapers and shoppers in two states. We own and operate 35 radio stations and ten television stations in 12 states and operate one television station under a local marketing agreement. Our interactive media assets include more than 75 online enterprises that are associated with our daily and community newspapers, television and radio stations. We also provide a wide range of commercial printing services -- including printing of publications, professional journals and documentation material -- and operate a direct marketing services business.

    Tables Follow



                     Journal Communications, Inc.
           Consolidated Statements of Earnings (unaudited)
   (dollars in thousands, except for shares and per-share amounts)


                                      Second Quarter (A)
                                   -------------------------
                                       2007         2006     % Change
                                   ------------ ------------ ---------

Continuing Operations:
Revenue:
  Publishing                       $    67,556  $    67,910      (0.5)
  Broadcasting                          56,029       58,452      (4.1)
  Printing services                     16,527       16,686      (1.0)
  Other                                  7,352       10,979     (33.0)
                                   ------------ ------------
Total revenue                          147,464      154,027      (4.3)

Operating costs and expenses:
  Publishing                            35,476       36,430      (2.6)
  Broadcasting                          23,735       22,397       6.0
  Printing services                     13,407       14,007      (4.3)
  Other                                  6,153        9,399     (34.5)
                                   ------------ ------------
Total operating costs and expenses      78,771       82,233      (4.2)

Selling and administrative
 expenses                               45,948       47,015      (2.3)
                                   ------------ ------------
Total operating costs and expenses
 and selling and administrative
 expenses                              124,719      129,248      (3.5)
                                   ------------ ------------

Operating earnings                      22,745       24,779      (8.2)

Other income and (expense):
  Interest income                            1            1
  Interest expense                      (1,984)      (3,877)
                                   ------------ ------------
Total other income and (expense)        (1,983)      (3,876)    (48.8)

Earnings from continuing
 operations before income taxes         20,762       20,903      (0.7)

Provision for income taxes               8,060        8,384      (3.9)
                                   ------------ ------------

Earnings from continuing
 operations                             12,702       12,519       1.5

Gain from discontinued operations,
 net of tax                              1,448        2,722     (46.8)
                                   ------------ ------------

Net earnings                       $    14,150  $    15,241      (7.2)
                                   ============ ============

Weighted average number of shares:
  Basic                             63,648,225   67,836,780
  Diluted                           68,172,403   72,318,319

Earnings per share:
  Basic:
    Continuing operations          $      0.19  $      0.18
    Discontinued operations               0.03         0.04
                                   ------------ ------------
    Net earnings                   $      0.22  $      0.22
                                   ============ ============

  Diluted:
    Continuing operations          $      0.19  $      0.17
    Discontinued operations               0.02         0.04
                                   ------------ ------------
    Net earnings                   $      0.21  $      0.21
                                   ============ ============


                                       Two Quarters (B)
                                   -------------------------
                                       2007         2006     % Change
                                   ------------ ------------ ---------

Continuing Operations:
Revenue:
  Publishing                       $   134,013  $   137,350      (2.4)
  Broadcasting                         107,725      110,090      (2.1)
  Printing services                     33,402       32,996       1.2
  Other                                 15,518       20,122     (22.9)
                                   ------------ ------------
Total revenue                          290,658      300,558      (3.3)

Operating costs and expenses:
  Publishing                            72,351       72,991      (0.9)
  Broadcasting                          46,130       44,216       4.3
  Printing services                     27,573       27,795      (0.8)
  Other                                 13,076       17,094     (23.5)
                                   ------------ ------------
Total operating costs and expenses     159,130      162,096      (1.8)

Selling and administrative
 expenses                               92,155       95,085      (3.1)
                                   ------------ ------------
Total operating costs and expenses
 and selling and administrative
 expenses                              251,285      257,181      (2.3)
                                   ------------ ------------

Operating earnings                      39,373       43,377      (9.2)

Other income and (expense):
  Interest income                            3           19
  Interest expense                      (4,982)      (7,526)
                                   ------------ ------------
Total other income and (expense)        (4,979)      (7,507)    (33.7)

Earnings from continuing
 operations before income taxes         34,394       35,870      (4.1)

Provision for income taxes              13,452       14,298      (5.9)
                                   ------------ ------------

Earnings from continuing
 operations                             20,942       21,572      (2.9)

Gain from discontinued operations,
 net of tax                             66,539        5,942   1,019.8
                                   ------------ ------------

Net earnings                       $    87,481  $    27,514     218.0
                                   ============ ============

Weighted average number of shares:
  Basic                             64,455,279   68,100,531
  Diluted                           68,984,541   72,609,327

Earnings per share:
  Basic:
    Continuing operations          $      0.31  $      0.30
    Discontinued operations               1.03         0.09
                                   ------------ ------------
    Net earnings                   $      1.34  $      0.39
                                   ============ ============

  Diluted:
    Continuing operations          $      0.30  $      0.30
    Discontinued operations               0.97         0.08
                                   ------------ ------------
    Net earnings                   $      1.27  $      0.38
                                   ============ ============


(A) 2007 second quarter: April 2, 2007 to July 1, 2007.
    2006 second quarter: March 27,2006 to June 25,2006.
(B) 2007 two quarters: January 1, 2007 to July 1, 2007.
    2006 two quarters: December 26, 2005 to June 25, 2006.




                     Journal Communications, Inc.
                   Segment Information (unaudited)
                        (dollars in thousands)


                               Second Quarter (A) (unaudited)
                               ------------------------------
                                   2007             2006      % Change
                               -------------    ------------- --------
Revenue
------------------------------
Publishing                          $ 67,556         $ 67,910    (0.5)
Broadcasting                          56,029           58,452    (4.1)
Printing services                     16,527           16,686    (1.0)
Other                                  7,352           10,979   (33.0)
                               -------------    -------------
                                    $147,464         $154,027    (4.3)
                               =============    =============

Operating earnings
------------------------------
Publishing                          $ 10,189         $  7,261    40.3
Broadcasting                          11,303           16,159   (30.1)
Printing services                      1,049              530    97.9
Other                                    204              829   (75.4)
                               -------------    -------------
                                    $ 22,745         $ 24,779    (8.2)
                               =============    =============

Depreciation and amortization
------------------------------
Publishing                          $  3,206         $  3,176     0.9
Broadcasting                           3,247            3,226     0.7
Printing services                        535              479    11.7
Other                                    263              216    21.8
                               -------------    -------------
                                    $  7,251         $  7,097     2.2
                               =============    =============


                                 Two Quarters (B) (unaudited)
                                 ----------------------------
                                    2007            2006      % Change
                                 -----------    ------------- --------
Revenue
--------------------------------
Publishing                          $134,013         $137,350    (2.4)
Broadcasting                         107,725          110,090    (2.1)
Printing services                     33,402           32,996     1.2
Other                                 15,518           20,122   (22.9)
                                 -----------    -------------
                                    $290,658         $300,558    (3.3)
                                 ===========    =============

Operating earnings
--------------------------------
Publishing                          $ 15,233         $ 14,402     5.8
Broadcasting                          21,298           27,745   (23.2)
Printing services                      2,047            1,022   100.3
Other                                    795              208   282.2
                                 -----------    -------------
                                    $ 39,373         $ 43,377    (9.2)
                                 ===========    =============

Depreciation and amortization
--------------------------------
Publishing                          $  6,813         $  6,341     7.4
Broadcasting                           6,395            6,225     2.7
Printing services                      1,025              950     7.9
Other                                    523              429    21.9
                                 -----------    -------------
                                    $ 14,756         $ 13,945     5.8
                                 ===========    =============


(A) 2007 second quarter: April 2, 2007 to July 1, 2007.
    2006 second quarter: March 27,2006 to June 25,2006.
(B) 2007 two quarters: January 1, 2007 to July 1, 2007.
    2006 two quarters: December 26, 2005 to June 25, 2006.




                     Journal Communications, Inc.
              Publishing Segment Information (unaudited)
                        (dollars in thousands)


Publishing revenue by category:
-----------------------------------------

                                           Second Quarter of 2007 (A)
                                          ----------------------------

                                                    Community
                                            Daily   Newspapers
                                          Newspaper & Shoppers  Total
                                          --------- ---------- -------

Advertising revenue:
  Retail                                    $22,746    $ 7,808 $30,554
  Classified                                 15,573      1,638  17,211
  National                                    1,892         --   1,892
  Direct Marketing                            1,080         --   1,080
  Other                                          --         63      63
                                          --------- ---------- -------
Total advertising revenue                    41,291      9,509  50,800
Circulation revenue                          12,831        243  13,074
Other revenue                                 2,560      1,122   3,682
                                          --------- ---------- -------
Total revenue                               $56,682    $10,874 $67,556
                                          ========= ========== =======


Publishing revenue by category:
-----------------------------------------

                                           Second Quarter of 2006 (B)
                                          ----------------------------

                                                    Community
                                            Daily   Newspapers
                                          Newspaper & Shoppers  Total
                                          --------- ---------- -------

Advertising revenue:
  Retail                                    $18,539    $ 9,468 $28,007
  Classified                                 16,794      2,264  19,058
  National                                    2,657         --   2,657
  Direct Marketing                            1,478         --   1,478
  Other                                          --        165     165
                                          --------- ---------- -------
Total advertising revenue                    39,468     11,897  51,365
Circulation revenue                          12,795        563  13,358
Other revenue                                 2,275        912   3,187
                                          --------- ---------- -------
Total revenue                               $54,538    $13,372 $67,910
                                          ========= ========== =======


Publishing revenue by category:
-------------------------------------------




                                            % Change % Change % Change
                                             Daily     CN&S    Total
                                            -------- -------- --------

Advertising revenue:
  Retail                                       22.7    (17.5)     9.1
  Classified                                   (7.3)   (27.7)    (9.7)
  National                                    (28.8)     N/A    (28.8)
  Direct Marketing                            (26.9)     N/A    (26.9)
  Other                                         N/A    (61.8)   (61.8)
Total advertising revenue                       4.6    (20.1)    (1.1)
Circulation revenue                             0.3    (56.8)    (2.1)
Other revenue                                  12.5     23.0     15.5
Total revenue                                   3.9    (18.7)    (0.5)


                                           Two Quarters of 2007 (C)
                                         -----------------------------

                                                   Community
                                           Daily   Newspapers
                                         Newspaper & Shoppers  Total
                                         --------- ---------- --------

Advertising revenue:
  Retail                                  $ 43,511    $14,934 $ 58,445
  Classified                                31,132      3,067   34,199
  National                                   4,320         --    4,320
  Direct Marketing                           2,168         --    2,168
  Other                                         --        251      251
                                         --------- ---------- --------
Total advertising revenue                   81,131     18,252   99,383
Circulation revenue                         25,525        584   26,109
Other revenue                                6,461      2,060    8,521
                                         --------- ---------- --------
Total revenue                             $113,117    $20,896 $134,013
                                         ========= ========== ========


                                           Two Quarters of 2006 (D)
                                         -----------------------------

                                                   Community
                                           Daily   Newspapers
                                         Newspaper & Shoppers  Total
                                         --------- ---------- --------

Advertising revenue:
  Retail                                  $ 39,896    $17,659 $ 57,555
  Classified                                33,211      4,060   37,271
  National                                   5,141         --    5,141
  Direct Marketing                           2,870         --    2,870
  Other                                         --        444      444
                                         --------- ---------- --------
Total advertising revenue                   81,118     22,163  103,281
Circulation revenue                         25,748      1,133   26,881
Other revenue                                5,532      1,656    7,188
                                         --------- ---------- --------
Total revenue                             $112,398    $24,952 $137,350
                                         ========= ========== ========





                                         % Change  % Change  % Change
                                           Daily     CN&S      Total
                                         --------- --------- ---------

Advertising revenue:
  Retail                                      9.1     (15.4)      1.5
  Classified                                 (6.3)    (24.5)     (8.2)
  National                                  (16.0)      N/A     (16.0)
  Direct Marketing                          (24.5)      N/A     (24.5)
  Other                                       N/A     (43.5)    (43.5)
Total advertising revenue                     0.0     (17.6)     (3.8)
Circulation revenue                          (0.9)    (48.5)     (2.9)
Other revenue                                16.8      24.4      18.5
Total revenue                                 0.6     (16.3)     (2.4)


(A) 2007 second quarter: April 2, 2007 to July 1, 2007.
(B) 2006 second quarter: March 27, 2006 to June 25, 2006.
(C) 2007 two quarters: January 1, 2007 to July 1, 2007.
(D) 2006 two quarters: December 26, 2005 to June 25, 2006.

NOTE:
Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results.





Daily newspaper's core newspaper
 advertising linage by category:
-----------------------------------------

                                          Second Quarter (A)
                                          ------------------
                                            2007      2006   % Change
                                          --------- -------- ---------
Advertising linage (inches):

Full run
  Retail                                    161,776  172,497     (6.2)
  Classified                                148,833  174,169    (14.5)
  National                                    9,758   14,829    (34.2)
                                          --------- --------
Total full run                              320,367  361,495    (11.4)
Part run                                     10,504   31,542    (66.7)
                                          --------- --------
Total advertising linage                    330,871  393,037    (15.8)
                                          ========= ========

Preprint pieces (in thousands)              204,501  215,474     (5.1)
                                          ========= ========

Total pages and revenue per page of our
 community newspapers and shoppers:
-----------------------------------------

Total pages
  Community newspapers                       12,412   19,832    (37.4)
  Shoppers and specialty products            13,043   15,810    (17.5)
                                          --------- --------
Total pages                                  25,455   35,642    (28.6)
                                          ========= ========

Revenue per page                           $ 336.57 $ 297.10     13.3
                                          ========= ========


Daily newspaper's core newspaper
 advertising linage by category:
-----------------------------------------

                                           Two Quarters (B)
                                          ------------------
                                            2007      2006   % Change
                                          --------- -------- ---------
Advertising linage (inches):

Full run
  Retail                                    302,188  326,371     (7.4)
  Classified                                285,395  336,191    (15.1)
  National                                   20,329   28,834    (29.5)
                                          --------- --------
Total full run                              607,912  691,396    (12.1)
Part run                                     18,244   56,892    (67.9)
                                          --------- --------
Total advertising linage                    626,156  748,288    (16.3)
                                          ========= ========

Preprint pieces (in thousands)              414,808  423,724     (2.1)
                                          ========= ========

Total pages and revenue per page of our
 community newspapers and shoppers:
-----------------------------------------

Full pages of advertising:
  Community newspapers                       24,800   37,754    (34.3)
  Shoppers and specialty products            24,693   29,410    (16.0)
                                          --------- --------
Total full pages of advertising              49,493   67,164    (26.3)
                                          ========= ========

Revenue per page                           $ 329.65 $ 292.22     12.8
                                          ========= ========



(A) 2007 second quarter: April 2, 2007 to July 1, 2007.
    2006 second quarter: March 27,2006 to June 25,2006.
(B) 2007 two quarters: January 1, 2007 to July 1, 2007.
    2006 two quarters: December 26, 2005 to June 25, 2006.



NOTE: Publishing segment information is provided to facilitate comparison of our publishing segment results with those of other publishing companies and is not representative of the overall business of Journal Communications or its operating results. All data are subject to later adjustment.




                     Journal Communications, Inc.
 Reconciliation of consolidated net earnings to consolidated EBITDA
                              (unaudited)
                        (dollars in thousands)

                                 Second Quarter (A)  Two Quarters (B)
                                 ------------------ ------------------
                                   2007      2006     2007      2006
                                 --------- -------- --------- --------

Net earnings                      $14,150  $15,241  $ 87,481  $27,514
(Gain) from discontinued
 operations, net                   (1,448)  (2,722)  (66,539)  (5,942)
Provision for income taxes          8,060    8,384    13,452   14,298
Total other expense, net            1,983    3,876     4,979    7,507
Depreciation                        6,776    6,614    13,805   12,990
Amortization                          475      483       951      955
                                 --------- -------- --------- --------
EBITDA                            $29,996  $31,876  $ 54,129  $57,322
                                 ========= ======== ========= ========


(A) 2007 second quarter: April 2, 2007 to July 1, 2007.
    2006 second quarter: March 27,2006 to June 25,2006.
(B) 2007 two quarters: January 1, 2007 to July 1, 2007.
    2006 two quarters: December 26, 2005 to June 25, 2006.

We define EBITDA as net earnings excluding gain/loss from discontinued operations, net, provision for income taxes, total other expense (which is entirely comprised of interest income and expense), depreciation and amortization. Our management uses EBITDA, among other things, to evaluate our operating performance, and to value prospective acquisitions. EBITDA is not a measure of performance calculated in accordance with accounting principles generally accepted in the United States. EBITDA should not be considered in isolation of, or as a substitute for, net earnings as an indicator of operating performance or cash flows from operating activities as a measure of liquidity. EBITDA, as we calculate it, may not be comparable to EBITDA reported by other companies.




                     Journal Communications, Inc.
                Consolidated Condensed Balance Sheets
                        (dollars in thousands)

                                                July 1,
                                                 2007     December 31,
                                              (unaudited)     2006
                                              ----------- ------------
ASSETS
Current assets:
  Cash and cash equivalents                      $  6,446     $  7,923
  Receivables, net                                 85,052       87,182
  Inventories, net                                  6,042        6,752
  Prepaid expenses and other current assets         7,890       11,495
  Deferred income taxes                             7,222       11,017
  Current assets of discontinued operations        18,788      118,589
                                              ----------- ------------
Total current assets                              131,440      242,958
Property and equipment, net                       219,596      217,823
Goodwill                                          231,550      231,635
Broadcast licenses                                223,529      196,659
Other intangible assets, net                       25,876       26,826
Other assets                                       20,043       39,079
Non-current assets of discontinued operations         264          278
                                              ----------- ------------
Total assets                                     $852,298     $955,258
                                              =========== ============

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Accounts payable                               $ 25,028     $ 31,025
  Accrued compensation                             17,891       18,730
  Accrued employee benefits                        13,094       10,456
  Deferred revenue                                 16,180       18,505
  Accrued income taxes                             23,116        4,048
  Other current liabilities                         6,219       18,368
  Current liabilities of discontinued
   operations                                         295       20,939
  Current portion of long-term liabilities          4,016        4,770
                                              ----------- ------------
Total current liabilities                         105,839      126,841
Accrued employee benefits                          33,583       33,749
Long-term notes payable to banks                  118,355      235,000
Deferred income taxes                              55,516       62,089
Other long-term liabilities                        14,548       16,687
Shareholders' equity                              524,457      480,892
                                              ----------- ------------
Total liabilities and shareholders' equity       $852,298     $955,258
                                              =========== ============

NOTE:
For 2006, assets and liabilities of the Community Newspapers and Shoppers in the Ohio, Louisiana and New England clusters were classified as current assets or current liabilities of discontinued operations due to their pending sales.

    CONTACT: Journal Communications, Inc.
             Sara Leuchter Wilkins
             Vice President of Investor Relations &
             Corporate Communications
             414-224-2633
             swilkins@journalcommunications.com